RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2001-QS19 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS19


             $ 47,914              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated December 20, 2001
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 20, 2001.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               8     $    664,762        1.93%     $ 83,095        82.46%
500 - 519 ................................               3          310,947        0.90       103,649        75.18
520 - 539 ................................               4          552,513        1.60       138,128        70.88
540 - 559 ................................               5          646,186        1.87       129,237        75.90
560 - 579 ................................               1          168,604        0.49       168,604        40.00
580 - 599 ................................               4          439,177        1.27       109,794        79.38
600 - 619 ................................               5          462,009        1.34        92,402        82.79
620 - 639 ................................              12        1,005,512        2.92        83,793        71.13
640 - 659 ................................              22        2,150,293        6.24        97,741        73.58
660 - 679 ................................              28        2,559,113        7.42        91,397        72.07
680 - 699 ................................              31        2,093,410        6.07        67,529        74.86
700 - 719 ................................              39        3,840,481       11.14        98,474        74.42
720 - 739 ................................              38        5,121,528       14.85       134,777        69.20
740 - 759 ................................              38        4,215,479       12.23       110,934        72.11
760 - 779 ................................              35        3,493,811       10.13        99,823        69.53
780 - 799 ................................              38        3,654,878       10.60        96,181        69.25
800 or greater ...........................              32        2,975,681        8.63        92,990        64.88
                                                       ---     ------------      ------      --------        -----
Subtotal with Credit Score ...............             343     $ 34,354,385       99.64%     $100,159        71.33%
Not Available ............................               1          125,731        0.36       125,731        80.00
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233        71.36%
                                                       ===     ============      ======

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

         The minimum and maximum credit scores of the Mortgage Loans were 407 and 819, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 715.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             250     $ 27,259,390       79.06%     $109,038           715       71.54%
Second/Vacation ..........................               6        1,180,508        3.42       196,751           686       68.11
Non Owner-occupied .......................              88        6,040,218       17.52        68,639           720       71.17
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======


                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              61     $  5,288,829       15.34%     $ 86,702           710       78.35%
Rate/Term Refinance ......................             108       11,239,382       32.60       104,068           720       66.83
Equity Refinance .........................             175       17,951,906       52.06       102,582           714       72.14
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======



                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             260     $ 25,587,548       74.21%     $ 98,414           712       71.48%
Planned Unit Developments (detached) .....              32        3,984,960       11.56       124,530           704       71.12
Two-to-four family units .................              30        3,032,702        8.80       101,090           747       69.85
Condo Low-Rise (less than 5 stories) .....              14          953,505        2.77        68,107           713       73.05
Planned Unit Developments (attached) .....               5          445,164        1.29        89,033           781       68.98
Townhouse ................................               1          296,340        0.86       296,340           700       80.00
Condo High-Rise (9 stories or more) ......               1          125,513        0.36       125,513           785       78.00
Condo Mid-Rise (5 to 8 stories) ..........               1           54,385        0.16        54,385           684       43.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $    117,361        0.34%     $117,361           707       80.00%
Alabama ..................................               8          758,879        2.20        94,860           674       77.33
Arkansas .................................               4          516,477        1.50       129,119           722       44.04
Arizona ..................................              10          886,948        2.57        88,695           661       69.49
California ...............................              34        4,873,507       14.13       143,338           721       70.85
Colorado .................................              11          889,409        2.58        80,855           750       66.01
Connecticut ..............................               3          440,432        1.28       146,811           669       64.38
Florida ..................................              27        2,332,060        6.76        86,373           736       72.28
Georgia ..................................              16        1,788,500        5.19       111,781           717       73.48
Hawaii ...................................               2           99,983        0.29        49,992           776       65.79
Iowa .....................................               1           20,577        0.06        20,577           581       80.00
Illinois .................................               4          452,614        1.31       113,153           696       71.83
Indiana ..................................               3          107,094        0.31        35,698           752       53.43
Kansas ...................................               2           96,712        0.28        48,356           709       85.01
Kentucky .................................               3          123,455        0.36        41,152           763       72.48
Louisiana ................................               3          179,884        0.52        59,961           665       63.62
Massachusetts ............................               5          525,377        1.52       105,075           712       69.01
Maryland .................................               9          940,644        2.73       104,516           686       75.64
Maine ....................................               3          247,652        0.72        82,551           690       62.26
Michigan .................................               6          771,129        2.24       128,522           725       76.38
Minnesota ................................               5          562,158        1.63       112,432           750       64.90
Mississippi ..............................               3          179,006        0.52        59,669           707       80.02
Montana ..................................               2           95,865        0.28        47,932           778       77.09
North Carolina ...........................               8          682,215        1.98        85,277           702       65.82
North Dakota .............................               1           67,493        0.20        67,493           711       90.00
Nebraska .................................               1           63,555        0.18        63,555           499       90.00
New Jersey ...............................               6          915,514        2.66       152,586           720       59.80
New Mexico ...............................               6          692,653        2.01       115,442           741       75.69
New York .................................              18        2,426,948        7.04       134,830           744       68.17
Ohio .....................................               4          808,355        2.34       202,089           729       76.01
Oklahoma .................................               5          375,069        1.09        75,014           768       75.86
Pennsylvania .............................               4          329,931        0.96        82,483           646       83.21
Rhode Island .............................               1           72,190        0.21        72,190           687       70.00
South Carolina ...........................               4          387,519        1.12        96,880           723       74.74
Tennessee ................................               9          707,825        2.05        78,647           732       74.71
Texas ....................................              94        8,212,815       23.82        87,370           706       73.82
Utah .....................................               1          301,937        0.88       301,937           524       80.00
Virginia .................................              14        1,325,881        3.85        94,706           739       68.24
Washington ...............................               1           41,541        0.12        41,541           812       66.00
Wisconsin ................................               1           24,457        0.07        24,457           713       90.00
Wyoming ..................................               1           38,496        0.11        38,496           766       34.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======

----------
No more than 1.6% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.4% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             138     $ 12,664,721       36.73%     $ 91,773           715       73.60%
Reduced Documentation ....................             206       21,815,395       63.27       105,900           715       70.06
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======

         No more than 15.8% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 6.3% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.000 - 6.124 ............................               5     $    831,952        2.41%     $166,390           739       54.53%
6.250 - 6.374 ............................              19        1,817,930        5.27        95,681           749       63.54
6.375 - 6.499 ............................              16        1,918,221        5.56       119,889           716       73.30
6.500 - 6.624 ............................              41        4,148,543       12.03       101,184           734       71.31
6.625 - 6.749 ............................              22        2,527,286        7.33       114,877           726       68.61
6.750 - 6.874 ............................              30        3,217,534        9.33       107,251           730       69.10
6.875 - 6.999 ............................              54        5,812,151       16.86       107,632           705       72.26
7.000 - 7.124 ............................              30        3,487,993       10.12       116,266           712       76.56
7.125 - 7.249 ............................              18        1,678,936        4.87        93,274           711       70.98
7.250 - 7.374 ............................              30        2,982,324        8.65        99,411           686       70.62
7.375 - 7.499 ............................              13        1,570,016        4.55       120,770           703       75.44
7.500 - 7.624 ............................              26        2,062,855        5.98        79,341           720       71.10
7.625 - 7.749 ............................              11          530,768        1.54        48,252           694       75.70
7.750 - 7.874 ............................              10          950,629        2.76        95,063           727       74.27
7.875 - 7.999 ............................               6          243,541        0.71        40,590           672       86.39
8.000 - 8.124 ............................               7          493,502        1.43        70,500           648       73.30
8.125 - 8.249 ............................               4          129,403        0.38        32,351           575       87.97
8.250 - 8.374 ............................               1           21,479        0.06        21,479           688       56.00
8.500 - 8.624 ............................               1           55,054        0.16        55,054           631       90.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 6.9025% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.720 ....................................               5     $    831,952        2.41%     $166,390           739       54.53%
5.970 ....................................              19        1,817,930        5.27        95,681           749       63.54
                                                        --     ------------        ----      --------           ---       -----
Total, Average or Weighted Average .......              24     $  2,649,882        7.69%     $110,412           746       60.71%
                                                        ==     ============        ====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.808158992%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             180     $  9,757,012       28.30%     $ 54,206           709       70.04%
100,001 to 200,000 .......................             121       13,676,091       39.66       113,026           719       71.81
200,001 to 300,000 .......................              21        4,073,927       11.82       193,997           706       71.83
300,001 to 400,000 .......................              18        5,145,829       14.92       285,879           713       74.60
500,001 to 600,000 .......................               3        1,302,086        3.78       434,029           747       58.72
600,001 to 700,000 .......................               1          525,171        1.52       525,171           738       80.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715       71.36%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              40     $  3,149,025        9.13%     $ 78,726           727
50.01 - 55.00 ............................              14          785,321        2.28        56,094           774
55.01 to 60.00 ...........................              19        2,142,382        6.21       112,757           739
60.01 to 65.00 ...........................              30        3,162,908        9.17       105,430           738
65.01 to 70.00 ...........................              34        3,770,421       10.94       110,895           723
70.01 to 75.00 ...........................              44        4,261,211       12.36        96,846           709
75.01 to 80.00 ...........................             122       14,344,540       41.60       117,578           710
80.01 to 85.00 ...........................               7          601,836        1.75        85,977           720
85.01 to 90.00 ...........................              26        1,718,750        4.98        66,106           643
90.01 to 95.00 ...........................               8          543,722        1.58        67,965           700
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             344     $ 34,480,116      100.00%     $100,233           715
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 71.36%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   93         86        76          75           65
March 2007.......................................   86         73        58          55           42
March 2008.......................................   78         61        43          40           27
March 2009.......................................   70         50        32          29           17
March 2010.......................................   62         41        23          20           10
March 2011.......................................   52         32        16          14            6
March 2012.......................................   43         24        11           9            4
March 2013.......................................   32         17         7           5            2
March 2014.......................................   21         10         4           3            1
March 2015.......................................    9          4         1           1            *
March 2016.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    5.99       4.48      3.21        3.01         2.23

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 2,649,881.74        $ 31,830,234.51
Weighted average mortgage rate .................         6.1715104605%          6.9633000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                  178                    179
Weighted average remaining term
to maturity (months) ...........................                  129                    132

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$37,012.......................        4.518%           6.229%          9.000%           9.642%          13.309%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.

                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033

Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963

Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.


                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139

Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430

Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                    APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:06                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS19(POOL # 4558) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4558
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GUM1   117,737,469.00  14,945,100.07     6.000000  %  1,534,978.37
A-2     76110GUN9    11,100,000.00  11,100,000.00     6.000000  %          0.00
A-3     76110GUP4    34,621,898.00           0.00     0.000000  %          0.00
A-4     76110GUQ2    11,540,633.00           0.00     0.000000  %          0.00
A-5     76110GUR0    25,533,000.00   3,800,054.52     6.000000  %    223,957.74
A-P     76110GUS8       121,763.14      48,224.94     0.000000  %        310.85
A-V     76110GUT6             0.00           0.00     0.589271  %          0.00
R       76110GUU3           100.00           0.00     6.000000  %          0.00
M-1     76110GUV1     3,620,100.00   3,107,833.82     6.000000  %     15,091.25
M-2     76110GUW9       827,500.00     710,403.72     6.000000  %      3,449.63
M-3     76110GUX7       724,000.00     622,314.94     6.000000  %      2,318.14
B-1     76110GUY5       413,800.00     356,935.43     6.000000  %          0.00
B-2     76110GUZ2       206,900.00     178,467.72     6.000000  %          0.00
B-3     76110GVA6       413,754.69     329,333.87     6.000000  %          0.00

-------------------------------------------------------------------------------
                  206,860,917.83    35,198,669.03                  1,780,105.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        74,725.50  1,609,703.87            0.00       0.00     13,410,121.70
A-2        55,500.00     55,500.00            0.00       0.00     11,100,000.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5        19,000.27    242,958.01            0.00       0.00      3,576,096.78
A-P             0.00        310.85            0.00       0.00         47,914.09
A-V        17,284.62     17,284.62            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        15,539.17     30,630.42            0.00       0.00      3,092,742.57
M-2         3,552.02      7,001.65            0.00       0.00        706,954.09
M-3         3,111.57      5,429.71            0.00       0.00        619,996.80
B-1             0.00          0.00            0.00       0.00        356,935.43
B-2             0.00          0.00            0.00       0.00        178,467.72
B-3             0.00          0.00            0.00       0.00        174,804.86

-------------------------------------------------------------------------------
          188,713.15  1,968,819.13            0.00       0.00     33,264,034.04
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     126.935802   13.037297     0.634679    13.671976   0.000000  113.898505
A-2    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     148.829143    8.771305     0.744146     9.515451   0.000000  140.057838
A-P     396.055322    2.552907     0.000000     2.552907   0.000000  393.502415
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     858.493914    4.168738     4.292470     8.461208   0.000000  854.325175
M-2     858.493925    4.168737     4.292471     8.461208   0.000000  854.325188
M-3     859.551016    3.201851     4.297749     7.499600   0.000000  856.349165
B-1     862.579583    0.000000     0.000000     0.000000   0.000000  862.579583
B-2     862.579604    0.000000     0.000000     0.000000   0.000000  862.579583
B-3     795.964077    0.000000     0.000000     0.000000   0.000000  422.484294

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:06                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS19 (POOL #  4558)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4558
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,256.32
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,725.46

SUBSERVICER ADVANCES THIS MONTH                                       10,926.35
MASTER SERVICER ADVANCES THIS MONTH                                      549.50


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     693,980.10

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      72,754.33


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         65,321.02

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      33,264,034.03

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          338

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  78,041.65

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,412,767.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.90690600 %    12.63299100 %    2.45673220 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.55598800 %    13.28670316 %    2.13814260 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              376,479.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,065,095.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.90487481
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              133.00

POOL TRADING FACTOR:                                                16.08038598